UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2015

KaloBios Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

442 Littlefield Avenue

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 243-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

The Securities Purchase Agreement

On December 3, 2105 KaloBios Pharmaceuticals, Inc. (Nasdaq: KBIO) (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the purchasers identified therein (each including its successors and assigns a “Purchaser” and collectively, the “Purchasers”), relating to a private placement by the Company of up to an aggregate 511,596 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a purchase price of $29.32 per share, or up to $15,000,000. The transactions contemplated by the Securities Purchase Agreement (collectively, the “Private Placement”) were not a “public offering” as defined in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Securities Purchase Agreement is subject to customary closing conditions as is expected to close on or around December 9, 2015.

Martin Shkreli, Chairman and Chief Executive Officer of the Company as well as David Moradi, Marek Biestek, Michael Harrison and Tom Fernandez, who are each members of the board of Directors purchased securities pursuant to the Securities Purchase Agreement.

The foregoing description of the Securities Purchase Agreement is qualified in its entirety by reference to such Securities Purchase Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

The press release announcing the foregoing is attached as Exhibit 99.1 to this Current Report.

The Registration Rights Agreement

On December 3, 2015, in connection with the closing of the Private Placement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers, which sets forth the rights of the Purchasers to have their shares of Common Stock purchased in the Private Placement registered with the Securities and Exchange Commission (the “SEC”) for public resale.

Pursuant to the Registration Rights Agreement, the Company has agreed to use reasonable efforts to file a Registration Statement on Form S-1 or such other form available to register for resale the Registrable Securities (the “Registration Statement”) with the SEC within 60 days of the closing of the Private Placement registering the total number of shares of Common Stock purchased in the Private Placement. The Company has agreed to use its reasonable efforts to have the Registration Statement declared effective within 75 days after the date of the Registration Rights Agreement (or, in the event of a “full review” by the Commission, within 150 days after the date of the Registration Rights Agreement). The Company has also agreed to maintain the effectiveness of the Registration Statement until all of the securities covered by the Registration Statement have or may be sold by investors under Rule 144 of the Securities Act, without volume or manner-of-sale restrictions.

The Registration Rights Agreement provides that in the event the Registration Statement has not been filed or declared effective within the prescribed time period or if the Company has failed to maintain the effectiveness of the Registration Statement as required for specified time periods, the Company shall pay to the holders of registrable securities, on each date of such event and on each monthly anniversary thereof until the applicable event is cured, liquidated damages equal to 2.0% of the aggregate purchase price paid by such Purchaser pursuant to the Securities Purchase Agreement, up to a maximum of 9.9% of such aggregate purchase price.

The foregoing description of the Registration Rights Agreement does not purport to describe all of the terms and provisions thereof and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Warrants

On November 18, 2015, Armistice Capital Fund (“Armistice”) advised the Company that it was prepared to provide an immediate equity infusion if the Company needed it to fund operations. The Company elected not to accept such financing. The Company determined that it was appropriate to compensate Armistice for its willingness to provide such financing and on December 4, 2015, the Company issued a Warrant to Armistice to purchase up to an aggregate of 125,000 shares of Common Stock (“the Warrant”). The Warrant will be exercisable in whole or in part for a period of five years at $29.32 per share. The issuance of the Warrants was not registered under the Securities Act as such issuance was exempt from registration under Section 4(2) of the Securities Act.

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The foregoing description of the Warrant does not purport to describe all of the terms and provisions thereof and is qualified in its entirety by reference to the form of Warrant, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Services Agreement

On December 3, the Company entered into a Services Agreement (the “Services Agreement”) with Turing Pharmaceuticals LLC (“Turing”), a life sciences company. Pursuant to the Services Agreement, Turing will provide certain employees to the Company, to utilize on a part-time basis, including Christopher Thorn, the Company’s interim chief financial officer. Turing will charge the Company for Mr. Thorn’s services an hourly rate of $156.48 per hour. Mr. Thorn will remain employed and compensated by Turing during the term of the Services Agreement. Turing is considered an affiliate of the Company due to Martin Shkreli’s status of Chief Executive Officer and member of the board of directors of both companies as well as his ownership interests in the Company.

The foregoing description of the Services Agreement does not purport to describe all of the terms and provisions thereof and is qualified in its entirety by reference to the Services Agreement which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K under the headings “Securities Purchase Agreement” and “Warrants” are incorporated herein by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant.

Following the recent change of control of the Company, on December 2, 2015, the Company was notified by its independent registered public accounting firm, Ernst & Young LLP (“EY”), that EY has resigned as the Company’s independent registered public accounting firm. EY’s resignation was not due to any reason related to the Company’s reporting or accounting operations, policies or procedures.

The reports of EY on the Company’s consolidated financial statements for the years ended December 31, 2014 and 2013 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. The report of EY on the Company’s consolidated financial statements for the year ended December 31, 2014 included an explanatory paragraph describing an uncertainty as to the Company’s ability to continue as a going concern.

In connection with the audits of the Company’s consolidated financial statements for each of the years December 31, 2014 and 2013, and the subsequent interim periods through December 8, 2015, there were (i) no “disagreements” (within the meaning of Item 304(a) of Regulation S-K) with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to the satisfaction of EY would have caused it to make reference to the matter in their report. There were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided EY with a copy of disclosures it is making in this Form 8-K and requested EY to furnish the Company a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of EY’s letter dated December 8, 2015 is filed as Exhibit 16.1 hereto.

On December 8, 2015, the Company entered into an engagement letter with Marcum LLP (“Marcum”), approved by the Audit Committee, and engaged Marcum as the Company’s independent registered public accounting firm effective immediately. The Company anticipates filing its Form 10-Q for the period ended September 30, 2015, as soon as reasonably practicable.

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During the Company’s two most recent fiscal years and the subsequent interim period preceding Marcum’s engagement, neither the Company nor anyone on its behalf consulted Marcum regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that Marcum concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” or “reportable event” (within the meaning of Item 304(a) of Regulation S-K and Item 304(a)(1)(v) of Regulation S-K, respectively).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Christopher Thorn as Interim Chief Financial Officer

On December 3, 2015, the Company appointed Christopher Thorn as interim Chief Financial Officer, filling the vacancy left by Herb Cross who was terminated on November 19, 2015.

Mr. Thorn, age 32, has served as Controller of Turing since March 2015. Turing is considered an affiliate of the Company due to Martin Shkreli’s status of Chief Executive Officer and member of the board of directors of both companies as well as his ownership interests in the Company. Before Turing, Mr. Thorn, was Vice-President and Controller of Kadmon Pharmaceuticals, a pharmaceutical company, from October 2011 to March 2015, and was previously an audit manager for KPMG LLC, focused on publically traded non-financial services companies. Mr. Thorn received a Bachelor of Science in Accounting and a Master of Business Administration in Public Accounting from St. John’s University and is a certified public accountant in the State of New York.

There are no family relationships between Mr. Thorn and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. There are no relationships or related transactions between Mr. Thorn and the Company that would be required to be reported under Item 404(a) of Regulation S-K. Other than as disclosed in Item 1.01 of this Current Report on Form 8-K under the heading “The Services Agreement” which is incorporated herein by reference, there are no material plans (including compensatory plans), contracts or arrangements (whether or not written) with the Company to which Mr. Thorn is a party.

The press release announcing the foregoing is attached as Exhibit 99.2 to this Current Report.

Item 8.01 Other Events.

On December 2, 2015, the Company entered into a Letter of Intent (“LOI”) with Savant Neglected Diseases, LLC (“Savant”) to acquire the worldwide rights to Savant’s benzidazole program, a compound being developed for the treatment of Chagas Disease. Pursuant to the LOI, Savant will receive an upfront payment of $2 million, additional payments based on regulatory milestones, and royalty payments based on worldwide sales.

The press release announcing the foregoing is attached as Exhibit 99.3 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
4.1	Form of Registration Rights Agreement, dated December 3, 2015, between the Company and the Purchasers
4.2	Common Stock Purchase Warrant, dated December 4, 2015, issued to Armistice Capital Fund
10.1	Form of Securities Purchase Agreement, dated December 3, 2015, between the Company and the Purchasers
10.2	Form of Services Agreement, dated as of December 3, 2105, between Turing Pharmaceuticals LLC and the Company
16.1	Letter from Ernst & Young LLP, dated December 8, 2015
99.1	Press Release, dated December 3, 2015
99.2	Press Release, dated December 3, 2015
99.3	Press Release, dated December 3, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KaloBios Pharmaceuticals, Inc.

By:	/s/ Martin Shkreli
Name: Martin Shkreli Title: Chief Executive Officer

Dated: December 8, 2015

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